UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Orchid Island Capital, Inc. (the "Company") held on June 13, 2017 (the "Annual Meeting"), the stockholders voted on the following matters: (i) the election of the five nominated directors, (ii) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017, and (iii) the approval, on an advisory basis, of the compensation of the Company's named executive officers. As of March 30, 2017, the record date for the Annual Meeting, there were 33,912,558 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1—Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company's stockholders or until his or her successor is elected and qualified: Robert E. Cauley, G. Hunter Haas, IV, W Coleman Bitting, Frank P. Filipps and Ava L. Parker.

Nominee for Director	For	Witthheld	Broker Non-Votes
Robert E. Cauley	9,205,070	340,256	17,854,587
G. Hunter Haas, IV	8,471,629	1,073,697	17,854,587
W Coleman Bitting	8,515,256	1,030,070	17,854,587
Frank P. Filipps	8,509,834	1,035,492	17,854,587
Ava L. Parker	8,485,827	1,059,499	17,854,587

John B. Van Heuvelen, who had been nominated for re-election to the Board of Directors, passed away prior to the Annual Meeting. Our Board chose not to submit a substitute nominee for Mr. Van Heuvelen's director position, and that position shall remain vacant until a replacement is appointed by the Board.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
26,505,700	529,353	364,860	*

___________
*	No broker non-votes arose in connection with Proposal 2 due to the fact that the matter was considered "routine" under New York Stock Exchange rules.
Proposal 3—Advisory Vote on Named Executive Officer Compensation. This advisory vote was approved upon the following vote.

For	Against	Abstain	Broker Non-Votes
6,815,680	2,138,254	591,392	17,854,587

Item 8.01.  Other Events.

On June 13, 2017, the Company announced that the Board of Directors of the Company declared a dividend for the month of June 2017 of $0.14 per share to be paid on July 10, 2017 to holders of record on June 30, 2016, with an ex-dividend date of June 28, 2017. In addition, the Company announced certain details of its MBS portfolio as of May 31, 2017 as well as certain other information regarding the Company.  A copy of the Company's press release announcing the dividend and the other information regarding the Company is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon the Company's present expectations, but the Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2016.  All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated June 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017	ORCHID ISLAND CAPITAL, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 13, 2017